SHARE PURCHASE AGREEMENT

by and among

ONG WAN BING (ALIAS KIE TJHAN),

WORLDSTAR ENERGY, CORP.,

and

NATIONAL BASE INVESTMENT LIMITED

Dated as of September 6, 2011

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of September 6, 2011, is entered into by and among Ong Wan Bing (alias Kie Tjhan) (the "Purchaser"), businessman, and Worldstar Energy, Corp. (the "Seller"), a Nevada corporation.

W I T N E S S E T H:

WHEREAS the Seller holds one issued and outstanding ordinary share (the “Share”) of National Base Investment Limited (“National”), a British Virgin Islands company and a wholly-owned subsidiary of the Seller, and the Purchaser has agreed to buy and the Seller has agreed to sell the Share to the Purchaser, on the terms and conditions and for the consideration described in this Agreement; NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

PART 1

SALE AND PURCHASE OF THE SHARE

Sale and Purchase of the Shares

1.1                       Subject to the terms and conditions hereof, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the Share at a price of $10.00 (the "Purchase Price") payable in immediately available funds at the Closing in the manner set forth in §1.3, and in consideration of the Purchaser's agreement in §1.2.

Indemnification

1.2                       The Purchaser will indemnify, defend, and hold harmless the Seller and each of its successors, assigns, owners, members, managers, employees, representatives, and other agents and affiliates (collectively, the “Indemnified Affiliates”) for, from, and against any and all manner of action and actions, causes of action, claims, demands, debts, reimbursements, accounts, judgments, liabilities, costs, expenses, and damages (collectively, a “Claim”) whether presently known or unknown, suspected or unsuspected, or primary or derivative, to which the Seller or any of its Indemnified Affiliates may become subject under applicable Law or otherwise, arising out of, directly or indirectly relating to, or otherwise in connection with National (other than for any Tax that may be payable by the Seller in connection with the sale and purchase of the Share contemplated by this Agreement). The Purchaser will promptly pay, and in no event later than fifteen (15) calendar days after written demand from the Seller or its Indemnified Affiliates, as applicable, all amounts required to be paid to or on behalf of the Seller or its Indemnified Affiliates, as applicable, under this Agreement, for any legal or other expense incurred by the Seller or its Indemnified Affiliates, as applicable, in connection with investigating or defending any legal actions, whether or not resulting in any liability, insofar as such legal actions arise out of or are based upon any Claim. The foregoing indemnification obligation will apply even if the applicable Claim is caused or alleged to have been caused in whole or in part by any negligent or improper act or omission of the Seller or its Indemnified Affiliates, as applicable, but will not apply to the extent of the amount of any Claim which is attributable to the gross negligence of the Seller or any of its Indemnified Affiliates.

Closing

1.3                       The closing of the sale and purchase of the Share contemplated by §1.1 (the "Closing") shall take place on or before September 20, 2011 (the "Closing Date") at a location to be agreed upon by the Purchaser and the Seller subject to the satisfaction or waiver of the conditions precedent set forth in Part 6 of this Agreement. At the Closing:

(a)          the Seller will deliver or cause to be delivered to the Purchaser, free and clear of any Lien, a certificate representing the Share, duly endorsed or accompanied by a stock power or other instrument of transfer duly executed for transfer to the Purchaser together with any other documents or actions necessary to accomplish the foregoing;

(b)          the Purchaser will pay to the Seller an amount equal to the Purchase Price by check, banker’s draft or cash.

PART 2

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to the Purchaser as follows, as of the date hereof and as of the Closing Date:

Corporate Status

2.1

(a)         Seller. The Seller is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(b)          National. National is a British Virgin Islands limited liability company, duly organized, validly existing and in good standing under the laws of British Virgin Islands. National is a wholly owned Subsidiary of the Seller, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

Authorization, etc.

2.2                       The Seller has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the sale and purchase of the

Share contemplated hereby. The execution, delivery and performance of this Agreement by the Seller, and the consummation of the sale and purchase of the Share contemplated hereby, have been duly authorized by all requisite corporate action of the Seller and National. The Seller and National have duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller and National enforceable against each party in accordance with its terms.

Title to Share

2.3                       The Seller owns, legally and beneficially, the Share. Upon the delivery of and payment for the Share at the Closing as provided for in this Agreement, the Seller will acquire good and valid title to the Share free and clear of any Lien.

No Conflicts, etc.

2.4                       The execution, delivery and performance of this Agreement by the Seller, and the consummation of the sale and purchase of the Share contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Seller under (a) any Law applicable to the Seller or any of its properties or assets, (b) any provision of any of the Organizational Documents of the Seller, or (c) any Contract, or any other agreement or instrument to which the Seller is a party or by which its properties or assets may be bound except, in the case of each of clauses (a), (b) and (c), as would not reasonably be expected to prevent or materially impair or delay the ability of the Seller to sell the Share and otherwise fulfill its obligations under this Agreement.

Consents

2.5                       No Governmental Approvals or other Consents are required to be obtained by the Seller in connection with the execution and delivery of this Agreement, and the consummation of the sale and purchase of Share contemplated.

Survival of Representations and Warranties of the Seller

2.6                       Each of the representations and warranties of the Seller in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

PART 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller as follows, as of the date hereof and as of the Closing Date:

Corporate Status

3.1                       The Purchaser has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

No Conflicts, etc.

3.2                       The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the sale and purchase of the Share contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Purchaser under (a) any Law applicable to the Purchaser or any of his properties or assets, or (b) any Contract, or any other agreement or instrument to which the Purchaser is a party or by which his properties or assets may be bound except, in the case of each of clauses (a), and (b), as would not reasonably be expected to prevent or materially impair or delay the ability of the Purchaser to purchase the Share and otherwise fulfill his obligations under this Agreement.

Consents

3.3                       No Governmental Approvals or other Consents are required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement and the consummation of the sale and purchase of Share contemplated hereby.

Survival of Representations and Warranties of the Purchaser

3.4                       Each of the representations and warranties of the Purchaser in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

PART 4

FURTHER ACTIONS

Further Actions

4.1                       Each Party shall use reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for the such Party to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the sale and purchase of the Share contemplated hereby.

PART 5

PUBLICITY

Publicity

5.1                       The Purchaser acknowledges and agrees that the Seller’s common stock is registered as a class under section 12(g) of the Exchange Act, and that the Seller may therefore be required to disclose this Agreement (including, without limitation, the terms and conditions hereof, and the identity of the Purchaser) in its public filings with the United States Securities and Exchange Commission pursuant to section 13(a) of the Exchange Act.

PART 6

CONDITION PRECEDENT

Condition to Obligations of Each Party

6.1                       The obligations of each party to consummate the sale and purchase of the Share contemplated hereby shall be subject to the condition that consummation of the sale and purchase of the Share contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority in any material respect; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement. No action or proceeding shall be pending or threatened by any Governmental Authority on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the sale and purchase of the Share contemplated hereby in any material respect.

PART 7

TERMINATION

Termination

7.1                       This Agreement may be terminated at any time on or prior to the Closing Date by the Purchaser or the Seller, as the case may be, by written notice to the other party if the condition precedent to Closing set forth in §6.1 would not be satisfied as of the Closing Date.

Effect of Termination

7.2                       In the event of the termination of this Agreement pursuant to the provisions of §7.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the sale and purchase of the Share contemplated hereby on the part of any party hereto, or any of its directors, officers, representatives, stockholders or Affiliates, except as specified in §9.1, and except for any liability resulting from such party's breach of this Agreement prior thereto.

PART 8

DEFINITIONS

Terms Generally

8.1                       The words "hereby," "herein," "hereof,"; "hereunder"; and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Part 8 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

Certain Terms

8.2                       Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

Agreement: means this Agreement with all Schedules.

Business Day: any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in Nevada or the Republic of Indonesia.

Closing Date: as defined in §1.3.

Closing: as defined in §1.3.

Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

Contract: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral. Control (including the terms “controlled by” and “under common control with”): means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

Governmental Approval: any Consent of, with or to any Governmental Authority.

Governmental Authority: any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of any nation or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws, codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Lien: any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Contract.

National Base: means National Base Investment Limited.

Organizational Documents: as to any Person, its certificate or articles of incorporation, bylaws and other organizational documents.

Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

Purchase Price: as defined in §1.1.

Share: as defined in the recitals of this Agreement.

Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, share capital or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, share capital, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

PART 9

MISCELLANEOUS

Expenses

9.1                      Except as set forth in this §9.1 or as otherwise specifically provided for in this Agreement, each of the Purchaser and the Seller shall bear their respective expenses, costs and fees (including attorneys’ fees) in connection with the sale and purchase of the Share contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the sale and purchase of the Share contemplated hereby shall be consummated; provided that for the avoidance of doubt, any Tax associated with the transfer of the Share contemplated hereby shall be borne solely by the Seller.

Notices

9.2                      All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by next-day or overnight mail or delivery, or sent by email, as follows:

(i)	if to the Seller,

Rm 803, 8/F, Jubilee Centre No. 42 Gloucester Road Wanchai, Hong Kong, China

Attention: Rudijanto Azali, President and CEO

Email: rudiazali@gmail.com

(ii)	if to the Purchaser,

No. 33 Jln
Usj 20/18 Subang Jaya Selangor, Indonesia

Email:

(or, in each case, at such other address as may be specified in writing to the other parties hereto in accordance with this §9.2. )

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by next-day or overnight mail or delivery, on the day delivered, (iii) if by facsimile, on the next day following the day on which such facsimile was sent, provided that a copy is also sent by another method described herein.

Governing Law

9.3                     This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Nevada.

Binding Effect

9.4                     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Assignment

9.5                     This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

Amendment; Waivers, etc.

9.6                     No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

Entire Agreement

9.7                     This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Severability

9.8                     If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Headings

9.9                     The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts

9.10                    This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Signed, Sealed and Delivered by Mr. Ong	)
Wan Bing (alias Kie Tjhan) in the presence	)
of:	)
)
	)	"signed by Ong Wan Bing"
Witness (Signature))		ONG WAN BING
	)	(ALIAS KIE TJHAN)
)
Name (please print))
)
)
Address	)
)
)
City, State/Province

Country

WORLDSTAR ENERGY CORP.

By:	"signed by Rudi Azali"
Name: Rudijanto Azali
Title: President and Chief Executive Officer